Exhibit 4.15

EXECUTION COPY

WPP FINANCE (UK),

as Issuer

and

WPP GROUP PLC,

as Guarantor

to

CITIBANK, N.A.,

as Trustee

FIRST SUPPLEMENTAL INDENTURE

Dated as of June 23, 2004

U.S.$650,000,000

5.875% Notes due 2014

FIRST SUPPLEMENTAL INDENTURE, dated as of June 23, 2004, among WPP Finance (UK), a private unlimited liability company organized and existing under the laws of the England and Wales (herein called the “Issuer”), having its principal office at 27 Farm Street, London W1J 5RJ, England, WPP Group PLC, a public limited company organized and existing under the laws of England and Wales (herein called the “Company”), having its principal office at 27 Farm Street, London W1J 5RJ, England, and Citibank, N.A., a national banking association duly incorporated and existing under the laws of the United States, as Trustee (herein called the “Trustee”), to the Indenture, dated as of June 23, 2004, among the Issuer, the Company and the Trustee (as amended and supplemented from time to time, exclusive of any supplemental indentures creating a new series of Securities, herein called the “Base Indenture”).

W I T N E S S E T H:

WHEREAS, the Base Indenture provides for the issuance from time to time thereunder, in series, of debt Securities of the Issuer, and Section 901 of the Base Indenture provides for the establishment of the form or terms of Securities issued thereunder through one or more supplemental indentures;

WHEREAS, the Issuer desires by this First Supplemental Indenture to create a series of Securities to be issuable under the Base Indenture, as supplemented by this First Supplemental Indenture, and to be known as the Issuer’s “5.875% Notes due 2014” (the “Notes”), which are to be initially limited in aggregate principal amount as specified in this First Supplemental Indenture and the terms and provisions of which are to be as specified in this First Supplemental Indenture;

WHEREAS, the Issuer has duly authorized the execution and delivery of this First Supplemental Indenture to establish the Notes as a series of Securities under the Base Indenture and to provide for, among other things, the issuance of and the form and terms of the Notes and additional covenants for purposes of the Notes and the Holders thereof;

WHEREAS, the Company has duly authorized the execution and delivery of this First Supplemental Indenture to provide for the Guarantees of the Notes; and

WHEREAS, all things necessary to make this First Supplemental Indenture a valid agreement of the Issuer and the Company, in accordance with its terms, have been done.

NOW, THEREFORE, for and in consideration of the premises and the purchase and acceptance of the Notes by the Holders thereof and for the purpose of setting forth, as provided in the Base Indenture, the form of the Notes and the terms, provisions and conditions thereof, the Issuer and the Company covenant and agree with the Trustee as follows:

ARTICLE ONE

Definitions

Section 101.	Provisions of the Base Indenture.

Except insofar as herein otherwise expressly provided, all the definitions, provisions, terms and conditions of the Base Indenture shall remain in full force and effect with respect to the

Notes. The Base Indenture, as amended and supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and the Base Indenture and this First Supplemental Indenture shall be read, taken and considered as one and the same instrument for all purposes and every Holder of Notes of any series authenticated and delivered under the Base Indenture shall be bound hereby.

Section 102.	Definitions.

For all purposes of this First Supplemental Indenture and the Notes, except as otherwise expressly provided or unless the subject matter or context otherwise requires:

(a) unless the context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or Section, as the case may be, of this First Supplemental Indenture;

(b) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this First Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision;

(c) all terms used in this First Supplemental Indenture that are defined in the Base Indenture have the meanings assigned to them in the Base Indenture, except as otherwise provided in this First Supplemental Indenture;

(d) The term “Securities” as defined in the Base Indenture and as used in any definition therein, shall be deemed to include or refer to, as applicable, the Notes; and

(e) the following terms have the meanings given to them in this Section 102(e):

“Agent Member Transferee” has the meaning specified in Section 203(b)(i).

“Agent Member Transferor” has the meaning specified in Section 203(b)(i).

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of the Depositary, Euroclear and Clearstream for such Global Note, in each case to the extent applicable to such transaction and as in effect from time to time.

“Exchange Notes” means the securities with terms substantially identical to the Original Notes (except for the differences provided for herein) issued pursuant to the Exchange Offer.

“Exchange Offer” means an offer made pursuant to an effective registration statement under the Securities Act by the Issuer and the Company to exchange the Registrable Securities for the Exchange Notes as required by the Registration Rights Agreement.

“Exchange Offer Registration Statement” means a registration statement of the Issuer and the Company under the Securities Act, meeting the requirements of the Registration Rights Agreement and registering the Exchange Notes pursuant to the Exchange Offer.

“Global Note” means a Note that evidences all or part of the Notes and is authenticated and delivered to, and registered in the name of, the Depositary for such Notes or a nominee thereof. Global Notes shall include Restricted Global Notes, Regulation S Global Notes and Unrestricted Global Notes.

“Initial Purchasers” means the initial purchasers of the Notes listed in Schedule 1 to the Purchase Agreement.

“Original Notes” means all Notes other than Exchange Notes.

“Owner Transferee” has the meaning specified in Section 203(b)(i).

“Owner Transferor” has the meaning specified in Section 203(b)(i).

“Permitted Holder” means, at any time, any Person who, at such time, is the Holder of at least U.S.$5,000,000 in aggregate principal amount of Notes.

“Predecessor Note” means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 305 of the Base Indenture in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

“Purchase Agreement” means the Purchase Agreement, dated June 16, 2004, by and among the Issuer, the Company and the Initial Purchasers.

“Qualified Institutional Buyer” means a “qualified institutional buyer” as defined in Rule 144A.

“Registered Notes” means the Exchange Notes and all other Notes sold or otherwise disposed of pursuant to an effective registration statement under the Securities Act.

“Registrable Securities” shall have the meaning assigned to it in the Registration Rights Agreement.

“Registration Default” means occurrence of any of the events set forth in Section 8 of the Registration Rights Agreement that gives rise to an obligation on the part of the Issuer to pay additional interest on the Notes in accordance therewith.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of June 23, 2004, among the Issuer, the Company and the Initial Purchasers, as such agreement may be amended from time to time.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Global Note” has the meaning specified in Section 202.

“Resale Registration Statement” means a shelf registration statement under the Securities Act filed by the Issuer, if required by, and meeting the requirements of, the Registration Rights Agreement, registering the Registrable Securities for resale.

“Restricted Global Note” has the meaning specified in Section 202.

“Restricted Global Transferred Amount” has the meaning specified in Section 203(b)(i).

“Restricted Notes” means Notes offered and sold in their initial distribution in transactions exempt from the registration requirements of the Securities Act other than pursuant to Regulation S.

“Restricted Period” means the period of 40 consecutive days beginning on and including the later of (i) the day on which the Original Notes are first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S and (ii) the day on which the closing of the offering of the Original Notes pursuant to the Purchase Agreement occurs.

“Restrictive Legends” has the meaning specified in Section 203(a).

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144” means Rule 144 under the Securities Act.

“Transfer Restrictions” has the meaning specified in Section 203(a).

“Unrestricted Global Note” has the meaning specified in Section 202.

ARTICLE TWO

GENERAL TERMS AND CONDITIONS OF THE NOTES

Section 201.	Designation and Principal Amount.

There is hereby authorized and established a series of securities designated the “5.875% Notes due 2014” (the “Notes”), in an aggregate principal amount of U.S.$650,000,000 (which amount does not include Notes authenticated and delivered upon registration of transfer of, in exchange for, or in lieu of, other securities of such series pursuant to Sections 304, 305, 306, 906 or 1107 of the Base Indenture), which amount shall be specified in the Issuer Order for the authentication and delivery of Notes pursuant to Section 303 of the Base Indenture. The principal of the Notes shall be due and payable at their Stated Maturity. The Notes will be issued in denominations of U.S.$2,000 and integral multiples of U.S.$1,000 in excess thereof.

The Issuer may, from time to time and without the consent of the Holders, issue additional Securities, with Guarantees of the Company duly annexed thereto or endorsed thereon, on terms and conditions identical to those of the Notes, which additional Securities, together with Guarantees of the Company duly annexed thereto or endorsed thereon, shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the Notes.

The Issuer may issue Exchange Notes with Guarantees of the Company duly annexed thereto or endorsed thereon from time to time pursuant to an Exchange Offer, in each case pursuant to a Board Resolution and subject to Section 303 of the Base Indenture, in authorized denominations in exchange for a like principal amount of the Original Notes. Upon any such exchange of Original Notes, the Original Notes so exchanged shall be canceled in accordance with Section 309 of the Base Indenture and shall no longer be deemed Outstanding for any purpose.

The Original Notes and any Exchange Notes shall vote and consent together on all matters as one class and none of the Original Notes nor the Exchange Notes shall have the right to vote or consent as a class separate from one another on any matter.

The Stated Maturity of the Notes shall be June 15, 2014. The Notes shall bear interest at the rate of 5.875% per annum, from June 23, 2004 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable semi-annually on June 15 and December 15, commencing December 15, 2004, until the principal thereof is paid or made available for payment; provided, however, that, with respect to any Registrable Securities, if a Registration Default occurs on any day, such Registrable Securities shall bear additional interest as a result thereof (at an incremental rate per annum of 0.25%), as liquidated damages and not as a penalty, from such day to but not including the first day thereafter until no Registration Default is continuing, all in accordance with the provisions of the Registration Rights Agreement; and provided, further, that any amount of interest on any Note which is overdue shall bear interest (to the extent that payment thereof shall be legally enforceable) at the rate per annum then borne by such Note from the date such amount is due to the day it is paid or made available for payment, and such overdue interest shall be paid as provided in Section 307 of the Base Indenture. Accrued additional interest, if any, shall be paid in cash in arrears semi-annually on the Interest Payment Dates in each year, commencing on the first Interest Payment Date after the day on which the relevant Registration Default occurs.

Section 202.	Forms Generally.

The Notes and the Guarantees annexed thereto or endorsed thereon shall be in substantially the forms set forth in this Section 202, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this First Supplemental Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution thereof, with Guarantees duly annexed thereto or endorsed thereon.

Upon their original issuance, Notes offered and sold to Qualified Institutional Buyers in accordance with Rule 144A shall be issued in the form of one or more Global Notes in definitive, fully registered form, with Guarantees annexed thereto or endorsed thereon, without coupons, substantially in the form set forth in this Section 202, with such applicable legends as provided herein (each, a “Restricted Global Note”). Such Restricted Global Notes shall be registered in the name of the Depositary, or its nominee, and deposited with the Trustee, at its Corporate Trust Office, as custodian for the Depositary, duly executed by the Issuer, with Guarantees duly annexed thereto or endorsed thereon and authenticated by the Trustee as hereinafter provided. The aggregate amount of any Restricted Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, as provided in Section 203 hereof.

Upon their original issuance, Notes offered and sold in reliance on Regulation S shall initially be issued in the form of one or more Global Notes in definitive, fully registered form,

with Guarantees annexed thereto or endorsed thereon, without coupons, substantially in the form set forth in this Section 202, with such applicable legends as provided herein (each, a “Regulation S Global Note”). Such Regulation S Global Notes shall be registered in the name of the Depositary, or its nominee, and deposited with the Trustee, at its Corporate Trustee Office, as custodian for the Depositary, duly executed by the Issuer, with Guarantees duly annexed thereto or endorsed thereon, and authenticated by the Trustee as herein provided, for credit by the Depositary to the respective accounts of beneficial owners of such Notes (or to such other accounts as they may direct) at Euroclear or Clearstream. After such time as the applicable Restricted Period shall have terminated, each such Regulation S Global Note shall be referred to herein as an “Unrestricted Global Note.” The aggregate principal amount of any Regulation S Global Note or any Unrestricted Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, as provided in Section 203 hereof.

For all purposes of this First Supplemental Indenture, the term “Restricted Notes” shall include all Notes, together with Guarantees of the Company annexed thereto or endorsed thereon, issued upon registration or transfer of, in exchange for or in lieu of, Restricted Notes except as otherwise provided in Section 203 hereof.

(a) Form of Face of Note.

[INCLUDE IF NOTE IS A GLOBAL NOTE — THIS IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO, AS SUPPLEMENTED BY THE FIRST SUPPLEMENTAL INDENTURE, AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE ISSUER, THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS NOTE FOR ALL PURPOSES.]

[INCLUDE IF NOTE IS A GLOBAL NOTE AND THE DEPOSITARY IS THE DEPOSITORY TRUST COMPANY— UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN EXCHANGE FOR THIS CERTIFICATE OR ANY PORTION HEREOF IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON OTHER THAN THE DEPOSITORY TRUST COMPANY OR A NOMINEE THEREOF IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR REGISTERED NOTES IN DEFINITIVE REGISTERED FORM IN THE LIMITED CIRCUMSTANCES REFERRED TO IN THE INDENTURE, AS SUPPLEMENTED BY THE FIRST SUPPLEMENTAL INDENTURE, THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR

ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]

[INCLUDE IF NOTE IS A RESTRICTED GLOBAL NOTE (UNLESS, PURSUANT TO SECTION 203 OF THE FIRST SUPPLEMENTAL INDENTURE, THE COMPANY DETERMINES AND CERTIFIES TO THE TRUSTEE THAT THE LEGEND MAY BE REMOVED) — NEITHER THIS GLOBAL NOTE, ANY BENEFICIAL INTEREST HEREIN NOR THE GUARANTEE HEREOF HAS BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS GLOBAL NOTE, ANY BENEFICIAL INTEREST HEREIN NOR THE GUARANTEE HEREOF MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) TO THE COMPANY OR A SUBSIDIARY THEREOF, (2) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER OR BUYERS IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (3) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT (PROVIDED THAT AS A CONDITION TO REGISTRATION OF TRANSFER OF THIS GLOBAL NOTE OTHERWISE THAN AS SET FORTH ABOVE, THE ISSUER, THE COMPANY OR THE TRUSTEE MAY REQUIRE DELIVERY OF ANY DOCUMENTS OR OTHER EVIDENCE THAT IT, IN ITS DISCRETION, DEEMS NECESSARY OR APPROPRIATE TO EVIDENCE COMPLIANCE WITH THE EXEMPTION REFERRED TO IN CLAUSE (4) ABOVE), AND, IN EACH CASE, IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.]

[INCLUDE IF NOTE IS A REGULATION S GLOBAL NOTE (UNLESS, PURSUANT TO SECTION 203 OF THE FIRST SUPPLEMENTAL INDENTURE, THE COMPANY DETERMINES AND CERTIFIES TO THE TRUSTEE THAT THE LEGEND MAY BE REMOVED) — THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD OR DELIVERED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON, UNLESS SUCH NOTES ARE REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF IS AVAILABLE. THE FOREGOING SHALL NOT APPLY FOLLOWING THE EXPIRATION OF 40 DAYS FROM THE LATER OF (i) THE DATE ON WHICH THESE NOTES WERE FIRST OFFERED AND (ii) THE DATE OF ISSUANCE OF THESE NOTES.]

WPP FINANCE (UK)

5.875% NOTES DUE 2014

[If Restricted Global Note—CUSIP Number: 92931N AA 8 / ISIN Number: US92931NAA81]

[If Regulation S Global Note—CUSIP Number: G70856 AA 0 / ISIN Number: USG70856AA08]

No.	U.S.$

WPP Finance (UK) (herein called the “Issuer”, which term includes any Successor Person under the Base Indenture, as supplemented by the First Supplemental Indenture hereinafter referred to), a private unlimited liability company organized and existing under the laws of England and Wales, for value received, hereby promises to pay to                     , or registered assigns, the principal sum of                      Dollars [if the Note is a Global Note, then insert —, as such amount may be increased or decreased from time to time in accordance with the notations on Schedule A hereto,] on June 15, 2014 and to pay interest thereon from June 23, 2004 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, semi-annually on June 15 and December 15 in each year, commencing December 15, 2004 at the rate of 5.875% per annum, until the principal hereof is paid or made available for payment, provided [if the Note is a Registrable Security, then insert — that, upon the occurrence of a Registration Default in accordance with the Registration Rights Agreement, the per annum interest rate borne by this Note shall increase by adding 0.25% thereto as liquidated damages and not as a penalty, for the period from the first day on which such Registration Default occurs to but not including the first day thereafter until no Registration Default is continuing or such Registrable Securities become freely transferable under the Securities Act, all in accordance with the provisions of the Registration Rights Agreement, and in which case the Issuer shall provide notice to the Trustee of such increase in interest rate, and shall cause the Trustee to provide appropriate notice thereof to the Holder of this Note; and provided, further,] that any amount of interest on this Note which is overdue shall bear interest (to the extent that payment thereof shall be legally enforceable) at the rate per annum then borne by this Note from the date such amount is due to but not including the day it is paid or made available for payment, and such overdue interest shall be paid as provided in Section 307 of the Base Indenture.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the June 1 or December 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date [if the Note is a Registrable Security, then insert —, provided that any accrued and unpaid interest (including additional interest as a result of any Registration Default, if applicable) on this Note upon the issuance of an Exchange Note in exchange for this Note shall cease to be payable to the Holder hereof and shall be payable instead on the next Interest Payment Date for such Exchange Note to the Holder thereof on the related Regular Record Date]. Any such interest not so punctually paid or duly provided for on any Interest Payment Date shall forthwith cease to be payable to the Holder on the relevant Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of the Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Note may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Interest on this Note shall be computed on the basis set forth in the Indenture.

Payment of the principal of and interest on this Note shall be made at the office of the Trustee or agency of the Issuer in the Borough of Manhattan, New York City, New York, maintained for such purpose and at any other office or agency maintained by the Issuer for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts against surrender of this Note in the case of any payment due at the Maturity of the principal thereof (other than any payment of interest that first becomes payable on a day other than an Interest Payment Date); provided, however, that at the option of the Issuer payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Securities Register; and provided, further, that all payments of the principal of and interest on this Note, the Permitted Holders of which have given wire transfer instructions to the Trustee, the Issuer, or its agent at least 10 Business Days prior to the applicable payment date, shall be required to be made by wire transfer of immediately available funds to the accounts specified by such Permitted Holders in such instructions. [if the Note is a Global Note, then insert — Notwithstanding the foregoing, payment of any amount payable in respect of a Global Note shall be made in accordance with the Applicable Procedures of the Depositary.]

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed by a Director or Authorized Officer.

Dated:

WPP FINANCE (UK)

By:
Name:
Title:

(b) Form of Reverse of Note.

This Note is one of a duly authorized issue of securities of the Issuer (herein called the “Notes”), issued under an Indenture, dated as of June 23, 2004 (herein called the “Base Indenture”), as supplemented by a First Supplemental Indenture dated as of June 23, 2004 (herein called the “First Supplemental Indenture”; the Base Indenture, as supplemented by the First Supplemental Indenture, the “Indenture”), each among the Issuer, WPP Group plc, a public limited company organized and existing under the laws of England and Wales (herein called the “Company,” which term includes any Successor Person under the Indenture) and Citibank, N.A., as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof.

Additional notes on terms and conditions identical to those of this Note may be issued by the Issuer without the consent of the Holders of the Notes. The amount evidenced by such additional Notes shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the Notes.

In the event of redemption of this Note in part only, a new Note of this series and of like tenor for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

The Indenture contains provisions for defeasance at any time of the entire indebtedness represented by this Note or certain restrictive covenants and Events of Default with respect to this Note, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to Notes shall occur and be continuing, the principal of all of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

All payments pursuant to the Notes and the Guarantee shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, levies, assessments or governmental charges of whatever nature (“taxes”) imposed or levied by or on behalf of the jurisdiction (or any political subdivision or taxing authority thereof or therein) (i) in which the Issuer or the Company is incorporated or resident (or deemed for tax purposes to be resident), (ii) in which the Issuer or the Company makes payment on the Notes or the Guarantees or (iii) in the United States (the “applicable taxing jurisdiction”), unless such taxes are required by the applicable taxing jurisdiction or any such subdivision or authority to be withheld or deducted. In that event, the Issuer or the Company will pay by way of additional interest such additional amounts of, or in respect of, principal and any premium and interest (including additional interest that may be payable pursuant to the registration rights agreement)(“Additional Amounts”) as will result (after deduction of such taxes and any additional taxes payable in respect of such Additional Amounts) in the payment to each Holder of such Notes of the amounts which would have been payable in respect of such Note or Guarantee had no such withholding or deduction been required, except that no Additional Amounts shall be so payable for or on account of:

(i) any taxes that would not have been imposed but for the fact that such Holder:

(a) was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the applicable taxing jurisdiction or otherwise had some connection with the applicable taxing jurisdiction other than the mere ownership of, or receipt of payment under, such Note or Guarantee;

(b) presented (if presentation is required) such Note or Guarantee for payment in the applicable taxing jurisdiction, unless such Note or Guarantee could not have been presented for payment in another member state of the European Union; or

(c) presented (if presentation is required) such Note or Guarantee, as the case may be, more than thirty (30) days after the date on which the payment in respect of such Note first became due and payable or provided for, whichever is later, except to the extent that the Holder would have been entitled to such Additional Amounts if it had presented such Note or Guarantee for payment on any day within such period of thirty (30) days;

(ii) any estate, inheritance, gift, sale, transfer, personal property or similar taxes;

(iii) any taxes that are payable otherwise than by withholding or deduction from payments of, or in respect of, principal of or any premium or interest on the Notes or Guarantee, as the case may be;

(iv) any taxes that are imposed or withheld by reason of the failure to comply by the Holder or the beneficial owner of a note with a request of the Issuer or the Company addressed to the Holder and received by such Holder 30 days prior to the first payment date with respect to which such information is required (a) to provide information concerning the nationality, residence or identity of the Holder or such beneficial owner or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which, in the case of (a) or (b), is required or imposed by a statute, treaty, regulation or administrative practice of the applicable taxing jurisdiction as a precondition to exemption from all or part of such tax, assessment or other governmental charge;

(v) any tax imposed on a payment to an individual and required to be made pursuant to the European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 on the taxation of savings income or any law implementing or complying with, or introduced to conform to, such Directive;

(vi) any taxes payable by or on behalf of a Holder who would have been able to avoid such withholding or deduction by presenting the relevant note, receipt or coupon to another Paying Agent in a member state of the European Union; or

(vii) any combination of items (i), (ii), (iii), (iv), (v) and (vi);

nor shall Additional Amounts be paid with respect to any payment of the principal of or any premium or interest (or any additional interest that may be payable pursuant to the Registration Rights Agreement) on any such Note or Guarantee to any Holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the applicable taxing jurisdiction to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such Additional Amounts had it been the Holder of the Note.

All references herein, in the Indenture to principal, premium, if any, or interest or any other amount payable in respect of any Note shall be deemed to include all Additional Amounts, if any, payable in respect of such principal, premium, interest or other amount payable, unless the context otherwise requires, and express mention of the payment of Additional Amounts in any provision hereof shall not be construed as excluding reference to Additional Amounts in those provisions hereof where such express mention is not made.

All references in the Indenture, the Notes and the Guarantees to principal in respect of any Note shall be deemed to mean and include any Redemption Price payable in respect of such Note pursuant to any redemption or repurchase right hereunder (and all such references to the Stated Maturity of the principal in respect of any Note shall be deemed to mean and include the Redemption Date with respect to any such Redemption Price), and all such references to principal, premium, interest or Additional Amounts shall be deemed to mean and include any amount payable in respect hereof pursuant to Section 1007 of the Base Indenture.

The Notes are subject to redemption upon not less than 30 nor more than 60 days’ notice by mail, at any time:

(i) as a whole but not in part, at the election of the Issuer, at a cash price equal to the sum of (A) the principal amount of the Notes being redeemed, (B) accrued and unpaid current interest thereon to but not including the date fixed for redemption, and (C) any Additional Amounts which would otherwise be payable up to but not including the date fixed for redemption, if, as the result of any change in or any amendment to the laws, regulations or published tax rulings of the applicable taxing jurisdiction affecting taxation, or any change in the official administration, application or interpretation of such laws, regulations or published tax rulings either generally or in relation to the notes or the guarantees, which change or amendment becomes effective on or after the original issue date of the notes, it is determined by the Issuer or the Company that the Issuer or the Company (x) would be required to pay any Additional Amounts pursuant the Indenture or the terms of any Note or Guarantee in respect of interest on the next succeeding Interest Payment Date, and (y) such obligation cannot be avoided by the Issuer or the Company taking reasonable measures available to it or them; provided, however, that (a) no such notice of redemption may be given earlier than 60 days prior to the earliest date on which the Issuer or the Company would be obligated to pay such Additional Amounts were a payment in respect of the notes or guarantees, as the case may be, then due and (b) at the time any such redemption notice is given, such obligation to pay such Additional Amounts must remain in effect; or

(ii) in whole or in part, at a Redemption Price, as calculated by the Issuer or the Company, equal to the greater of (A) 100% of the principal amount of such Notes and (B) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at, in each case, the Treasury Rate plus 25 basis points, plus, in the case of (A) and (B), accrued interest on the principal amount of such Notes to (but not including) the date of redemption.

For purposes of Clause (ii) above, the following terms shall have the specified meanings:

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such notes.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Issuer.

“Comparable Treasury Price” means, with respect to any Redemption Date, (x) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotation or (y) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Reference Treasury Dealer” means each of Barclays Capital Inc., Citigroup Global Markets Inc., and Wachovia Capital Markets LLC or their Affiliates which are primary

U.S. government securities dealers and two other leading primary U.S. government securities dealers in New York City reasonably designated by the Issuer; provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in New York City (a “Primary Treasury Dealer”), the Issuer shall substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third Business Day preceding such Redemption Date.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the Company, on the one hand, and the rights of the Holders of the Notes, on the other hand, to be affected under the Indenture at any time by the Issuer, the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Notes at the time Outstanding (considered together as one class for this purpose). The Indenture also contains provisions (i) permitting the Holders of a majority in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Issuer with certain provisions of the Indenture and (ii) permitting the Holders of a majority in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

Under the laws of England and Wales and subject to the requirements described below, the Company is permitted to reduce its share premium account, thereby increasing its distributable reserves, each as reflected in its consolidated financial statements. Reducing the share premium account would require the passing of a special resolution of the Company’s shareholders authorizing such reduction and the sanction of the English High Court. The consent of the Holders would be required in order to obtain the sanction of the English High Court. To the extent permitted by applicable law, each Holder hereof agrees that, to the extent that the Company elects to reduce its share premium account, the Trustee, on behalf of the Holders and at the request of the Company, is authorized and directed to give its consent to any such reduction.

As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes, the Holders of not less than 25% in principal amount of the Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity reasonably satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Notes at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium and interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth (including, without limitation, the restrictions on transfer under Sections 202 and 203 of the First Supplemental Indenture) the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office of the Trustee or agency of the Issuer in any place where the principal of and any premium and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer, the Company and the Security Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, shall be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons in denominations of U.S.$2,000 and integral multiples of U.S.$1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Issuer or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Issuer, the Company, the Trustee and any agent of the Issuer, the Company or of the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Issuer, the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

[If the Note is a Global Note, then insert — This Note is a Global Note and is subject to the provisions of the Indenture relating to Global Notes, including the limitations in Section 203 of the First Supplemental Indenture on transfers and exchanges of Global Notes.]

This Note, the Guarantees, the Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common		UNIF GIFT MIN ACT—_________________
(Cust)
TEN ENT - as tenants by the entireties		Custodian _____________ under Uniform
(Minor)
JT TEN -	as joint tenants with right of survivorship and not as tenants in common	Gifts to Minors Act ________________ (State)

Additional abbreviations may also be used

though not in the above list.

[If the Note is a Global Security, insert as a separate page—

Schedule A

SCHEDULE OF ADJUSTMENTS

Initial Principal Amount: U.S.$

Date adjustment made	Principal amount increase	Principal amount decrease	Principal amount following adjustment	Notation made on behalf of the Security Registrar

(c) Form of Guarantee

WPP Group plc, a public limited company duly incorporated in England and Wales (the “Company”) which term includes any Successor Person under the Indenture each as referred to in the Note on which this notation is endorsed) has fully and unconditionally guaranteed, pursuant to the terms of the Guarantee contained in Article Fourteen of the Base Indenture, the due and punctual payment of the principal of and any premium and interest (including additional interest and Additional Amounts, if any) on such Note, when and as the same shall become due and payable, whether at the Stated Maturity, by declaration of acceleration, call for redemption or otherwise, in accordance with the terms of such Notes and the Indenture.

All payments pursuant to the Guarantee shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, levies, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the jurisdiction (or any political subdivision or taxing authority thereof or therein) in which the Company or any Successor Company is incorporated or resident (or deemed for tax purposes to be resident) (the “applicable taxing jurisdiction”) unless such taxes, duties, levies, assessments or governmental charges are required by the applicable taxing jurisdiction or any such subdivision or authority to be withheld or deducted. In that event, the Company will pay such Additional Amounts (as defined in the Indenture) as will result (after deduction of such taxes, duties, levies assessments or governmental charges and any additional taxes, duties, levies, assessments or governmental charges payable in respect of such) in the payment to each Holder of a Note of the amounts which would have been payable in respect of the Guarantee thereof had no such withholding or deduction been required, pursuant to the terms and limitations set forth in Section 1007 of the Base Indenture.

The obligations of the Company to the Holders of the Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article Fourteen of the Base Indenture, and reference is hereby made to such Article and the Indenture for the precise terms of the Guarantee.

The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this notation of the Guarantee is endorsed shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized signatories.

The Guarantee shall be governed by, and construed in accordance with, the laws of the State of New York.

The Guarantee is subject to release upon the terms set forth in the Indenture.

WPP GROUP PLC

By:
Name:
Title:

Section 203.	Transfers and Exchanges

(a) Restricted Notes. Restricted Notes shall be subject to the restrictions on transfer (the “Transfer Restrictions”) provided in the applicable legend(s) (the “Restrictive Legends”) required to be set forth on the face of each Restricted Note pursuant to Section 202, unless compliance with the Transfer Restrictions shall be waived by the Issuer and the Company in writing delivered to the Trustee.

The Transfer Restrictions shall cease and terminate with respect to any particular Restricted Note upon receipt by the Issuer and the Company of evidence satisfactory to them (which may include an opinion of independent counsel experienced in matters of U.S. federal securities law) that, as of the date of determination, such Restricted Note (a) has been transferred by the Holder thereof pursuant to Rule 144, (b) has been sold pursuant to an effective registration statement under the Securities Act, or (c) has been transferred (i) in a transaction satisfying all the requirements of Rule 903 or 904 (as applicable) of Regulation S or (ii) pursuant to Rule 144A, and receipt by the Trustee of an Officers’ Certificate certifying that the Issuer and the Company have received such evidence which may include an opinion of counsel stating that the Transfer Restrictions have ceased and terminated with respect to such Note. All references in the preceding sentence to any regulation, rule or provision thereof shall be deemed also to refer to any successor provisions thereof. In addition, the Issuer and the Company may terminate the Transfer Restrictions with respect to any particular Restricted Note in such other circumstances as they determine are appropriate for this purpose and shall deliver to the Trustee an Opinion of Counsel, if any, and Officers’ Certificate certifying that the Transfer Restrictions have ceased and terminated with respect to such Note.

At the request of the Holder and upon the surrender of such Restricted Notes, together with Guarantees of the Company annexed thereto or endorsed thereon, to the Trustee or Security Registrar for exchange in accordance with the provisions of this Section 203, any Restricted Note as to which the Transfer Restrictions shall have terminated in accordance with the preceding paragraph shall be exchanged for a new Note of like aggregate principal amount, but without the Restrictive Legends. Any Restricted Note as to which the Restrictive Legends shall have been removed pursuant to this paragraph (and any Note issued upon registration of transfer of, exchange for or in lieu of such Restricted Note) shall thereupon cease to be a “Restricted Note” for all purposes of this First Supplemental Indenture.

The Issuer shall notify the Trustee in writing of the effective date of any registration statement registering any Restricted Notes under the Securities Act and shall ensure that any opinion of counsel received by it in connection with the removal of any Restrictive Legend is also addressed to the Trustee. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith and without negligence on its part in accordance with such notice or any Opinion of Counsel.

As used in this Section 203(a), the term “transfer” encompasses any sale, pledge, transfer or other disposition of any Notes referred to herein.

(b) Transfers Between Global Notes

(i) Restricted Global Note to Regulation S Global Note. If the owner of a beneficial interest (an “Owner Transferor”) in a Restricted Global Note wishes at any time to transfer such beneficial interest to a Person (an “Owner Transferee”) who wishes to take delivery thereof in the form of a beneficial interest in a Regulation S Global Note, such transfer may be effected, subject to the Applicable Procedures, only in accordance with the provisions of this Section 203(b)(i). Upon receipt by the Trustee, as Security Registrar, at the Corporate Trust Office of (l) written instructions given in accordance with the Applicable Procedures from the Agent Member, whose account is to be debited (an “Agent Member Transferor”) with respect to the Restricted Global Note, directing the Trustee, as Security Registrar, to credit or cause to be credited to a specified account of another Agent Member (an “Agent Member Transferee”) (which shall be an account with Euroclear or Clearstream or both) a beneficial interest in a Regulation S Global Note in a principal amount equal to the beneficial interest in the Restricted Global Note to be so transferred (the “Restricted Global Transferred Amount”), (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member Transferee to be credited with, and the Agent Member Transferor to be debited by, the Restricted Global Transferred Amount, and (3) a certificate in substantially the form set forth in Annex A hereto given by the Owner Transferor, the Trustee, as Security Registrar, shall instruct the Depositary to reduce the principal amount of the Restricted Global Note, and to increase the principal amount of the Regulation S Global Note, by the Restricted Global Transferred Amount, and to credit, or cause to be credited to, the account of the Agent Member Transferee a beneficial interest in the Regulation S Global Note, and to debit, or cause to be debited to, the account of the Agent Member Transferor a beneficial interest in the Restricted Global Note, in each case having a principal amount equal to the Restricted Global Transferred Amount.

(ii) Restricted Global Note to Unrestricted Global Note. If an Owner Transferor wishes at any time to transfer a beneficial interest in a Restricted Global Note to an Owner Transferee who wishes to take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, such transfer may be effected, subject to the Applicable Procedures, only in accordance with this Section 203(b)(ii). Upon receipt by the Trustee, as Security Registrar, at the Corporate Trust Office of (l) written instructions given in accordance with the Applicable Procedures from the Agent Member Transferor directing the Trustee, as Security Registrar, to credit or cause to be credited to a specified account of an Agent Member Transferee (which may but need not be an account with Euroclear or Clearstream) a beneficial interest in the Unrestricted Global Note in a principal amount equal to the Restricted Global Transferred Amount, (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member Transferee to be credited with, and the account of the

Agent Member Transferor to be debited for, the Restricted Global Transferred Amount, and (3) a certificate in substantially the form set forth in Annex B hereto given by the Owner Transferor, the Trustee, as Security Registrar, shall instruct the Depositary to reduce the principal amount of the Restricted Global Note, and to increase the principal amount of the Unrestricted Global Note, by the Restricted Global Transferred Amount, and to credit, or cause to be credited to, the account of the Agent Member Transferee a beneficial interest in the Unrestricted Global Note, and to debit, or cause to be debited to, the account of the Agent Member Transferor a beneficial interest in the Restricted Global Note, in each case having a principal amount equal to the Restricted Global Transferred Amount.

(iii) Regulation S Global Note or Unrestricted Global Note to Restricted Global Note. If an Owner Transferor wishes at any time to transfer a beneficial interest in a Regulation S Global Note or an Unrestricted Global Note to an Owner Transferee who wishes to take delivery thereof in the form of a beneficial interest in a Restricted Global Note, such transfer may be effected, subject to the Applicable Procedures, only in accordance with this Section 203(b)(iii). Upon receipt by the Trustee, as Security Registrar, at the Corporate Trust Office of (1) written instructions given in accordance with the Applicable Procedures from the Agent Member Transferor, directing the Trustee, as Security Registrar, to credit, or cause to be credited to, a specified account of an Agent Member Transferee a beneficial interest in the Restricted Global Note in a principal amount equal to that of the beneficial interest in the Regulation S Global Note or Unrestricted Global Note to be so transferred, (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member Transferee to be credited with, and the account of the Agent Member Transferor (which, in the case of beneficial interest in the Regulation S Global Note, must be an account with Euroclear or Clearstream or both) to be debited for, such beneficial interest, and (3) with respect to a transfer of a beneficial interest in the Regulation S Global Note (but not the Unrestricted Global Note), a certificate in substantially the form set forth in Annex C hereto given by the Owner Transferor, the Trustee, as Security Registrar, shall instruct the Depositary to reduce the principal amount of the Regulation S Global Note or Unrestricted Global Note, as the case may be, and increase the principal amount of the Restricted Global Note, by the principal amount of the beneficial interest in the Regulation S Global Note or Unrestricted Global Note to be so transferred, and to credit, or cause to be credited to, the account of the Agent Member Transferee such beneficial interest in the Restricted Global Note, and to debit, or cause to be debited to, the account of the Agent Member Transferor such beneficial interest in the Regulation S Global Note or Unrestricted Global Note, as the case may be.

(c) In case of any transfer or exchange the procedures and requirements for which are not addressed in detail in this Section 203, such transfer or exchange shall be subject to such procedures and requirements as may be reasonably prescribed by the Issuer, the Company and the Trustee from time to time and, in the case of a transfer or exchange invoking a Global Note, the Applicable Procedures.

(d) Notwithstanding the foregoing, during the period of two years after the Closing Date (as defined in the Purchase Agreement), the Issuer and the Company shall not, and shall not permit any of their Affiliates that are Subsidiaries to, purchase or agree to purchase or otherwise acquire any Restricted Notes, whether as beneficial owner or otherwise (except as agent on behalf of and for the account of customers in the ordinary course of business as a securities broker in unsolicited broker’s transactions) unless, immediately upon any such purchase, the Issuer, the Company or any such Affiliate shall submit such Restricted Notes to the Trustee for cancellation. The Issuer and the Company further agree to ask their Affiliates that are not Subsidiaries to agree not to purchase or otherwise acquire any Restricted Notes, whether as beneficial owner or otherwise, except as permitted in the preceding sentence.

Section 204.	Form of Trustee’s Certificate of Authentification

The Trustee’s certificate of authentification shall be in substantially the following form:

This is one of the Notes referred to in the within-mentioned Indenture.

Dated:

CITIBANK N.A., as Trustee

By:
Authorized Signatory

Section 205.	Maintenance of Office or Agency

With respect to any Notes that are not in the form of a Global Note, the Issuer shall maintain (i) in the Borough of Manhattan, The City of New York and (ii) in Luxembourg, so long as the Notes are listed on the Luxembourg Stock Exchange and the rules and regulations of the Luxembourg Stock Exchange so require, an office or agency, in each case, in accordance with Section 1002 of the Base Indenture.

Section 206.	Luxembourg Stock Exchange Listing

The Issuer shall use its best reasonable efforts to list the Notes, subject to official notice of issuance, on the Luxembourg Stock Exchange and shall from time to time take such other actions as shall be necessary or advisable to maintain any listing of the Notes in accordance with the terms of this Section 206. For so long as any Notes are listed on the Luxembourg Stock Exchange and in accordance with the rules and regulations of the Luxembourg Stock Exchange, the Issuer will publish all notices to the Holders in a newspaper with general circulation in Luxembourg, which is expected to be the Luxemburger Wort in addition to giving notice in accordance with Section 106 of the Base Indenture.

For so long as the Notes are listed on the Luxembourg Stock Exchange, the Issuer shall notify the Luxembourg Stock Exchange of the occurrence of an Event of Default and, prior to publication of notice of such Event of Default in Luxembourg, submit a draft of the notice to the Luxembourg Stock Exchange.

ARTICLE THREE

MISCELLANEOUS PROVISIONS

Section 301.	Separability of Invalid Provisions

In case any one or more of the provisions contained in this First Supplemental Indenture should be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions contained in this First Supplemental Indenture, and to the extent and only to the extent that any such provision is invalid, illegal or unenforceable, this First Supplemental Indenture shall be construed as if such provision had never been contained herein.

Section 302.	Execution in Counterparts

This First Supplemental Indenture may be simultaneously executed and delivered in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

Section 303.	Certain Matters

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Issuer and the Company.

Section 304.	Conflict with Trust Indenture Act.

If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern the Indenture, as supplemented by this First Supplemental Indenture, once the Indenture, as supplemented by this First Supplemental Indenture, is qualified under the Trust Indenture Act, the latter provision shall control. If any provision of the Indenture, as supplemented by this First Supplemental Indenture, modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to the Indenture, as supplemented by this First Supplemental Indenture, as so modified or to be excluded, as the case may be.

Section 305.	Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 306.	Successors and Assigns.

All covenants and agreements in this First Supplemental Indenture by the Issuer or the Company shall bind their successors and assigns, whether so expressed or not.

Section 307.	Benefits of Indenture.

Nothing in the Indenture, as supplemented by this First Supplemental Indenture, or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Notes, any benefit or any legal or equitable right, remedy or claim under the Indenture, as supplemented by this First Supplemental Indenture.

Section 308.	Governing Law.

THIS FIRST SUPPLEMENTAL INDENTURE, THE NOTES AND THE GUARANTEES THEREOF SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA.

Section 309.	Submission to Jurisdiction; Appointment of Agent for Service of Process.

The Issuer, the Company and the Trustee agree that any legal suit, action or proceeding arising out of or relating to this First Supplemental Indenture, and each of the Issuer and the Company agrees that any legal suit, action or proceeding arising out of or relating to the Notes and the Guarantees, may be instituted in any U.S. federal or New York state court in the Borough of Manhattan, The City of New York and in the courts of its own corporate domicile, in respect of actions brought against each such party as a defendant, and each waives any objection which it may now or hereafter have to the laying of the venue of any such legal suit, action or proceeding, waives any immunity from jurisdiction or to service of process in respect of any such suit, action or proceeding, waives any right to which it may be entitled on account of place of residence or domicile and irrevocably submits to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding. Each of the Issuer and the Company hereby appoints CT Corporation System, 111 Eighth Avenue, 13th Floor, New York, New York 10011, as its authorized agent (the “Authorized Agent”) upon which process may be served in any legal action or proceeding against it with respect to its obligations under this Indenture, the Securities of any series or the Guarantee, as the case may be, instituted in any federal or state court in the Borough of Manhattan, The City of New York by the Trustee or by the Holder of any Note. Each of the Issuer and the Company reserves the right to appoint another person located or with an office in the Borough of Manhattan, The City of New York, selected in their discretion, as a successor Authorized Agent, and upon acceptance of such appointment by such a successor and notice to the Trustee and the Holders the appointment of the prior Authorized Agent shall terminate. If for any reason the designee, appointee and agent hereunder ceases to be able to act as the Authorized Agent or to have an address in the Borough of Manhattan, The City of New York, the Issuer and the Company will appoint a successor Authorized Agent in accordance with the preceding sentence. Each of the Issuer and the Company further agrees to take any and all action, including the filing of any and all documents and instruments, as may be necessary to continue such designation and appointment of such agent in full force and effect until this First Supplemental Indenture has been satisfied and discharged in accordance with Article Four or Article Thirteen of the Indenture. Service of process upon the Authorized Agent addressed to it at the address set forth above, as such address may be changed within the Borough of Manhattan, The City of New York by notice given by the Authorized Agent to the Trustee, together with written notice of such service mailed or delivered to the Issuer or the Company shall be deemed, in every respect, effective service of process on the Issuer or the Company, as the case may be.

Section 310.	Priority of First Supplemental Indenture.

In the event any conflict arises between the terms of the Indenture and the terms of this First Supplemental Indenture, the terms of this First Supplemental Indenture shall be controlling and supersede such conflicting terms of the Indenture. Unless otherwise specifically modified or amended hereby, the terms of the Indenture shall remain in full force and effect with respect to the Notes.

Section 311.	Liquidated Damages Notice.

In the event that the Issuer is required to pay liquidated damages to holders of Notes as the result of a Registration Default pursuant to the Registration Rights Agreement, the Issuer will provide written notice (the “Liquidated Damages Notice”) to the Trustee of its obligation to pay such liquidated damages no later than 15 days prior to the proposed payment date for such liquidated damages, and the Liquidated Damages Notice shall set forth the amount of liquidated damages to be paid by the Issuer on such payment date. The Trustee shall not at any time be under any duty or responsibility to any Holder of Notes to determine the liquidated damages, or with respect to the nature, extent, or calculation of the amount liquidated damages owed, or with respect to the method employed in such calculation of the liquidated damages.

Section 312.	Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein and in the Notes, except the Trustee’s certificates of authentication, shall be taken as the statements of the Issuer and the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Issuer or the Company of the Notes or the proceeds thereof.

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed on their respective behalves, all as of the day and year first written above.

WPP FINANCE (UK), as Issuer

By:
Name:
Title:

WPP GROUP PLC, as Guarantor

By:
Name:
Title:

CITIBANK N.A., as Trustee

By:
Name:
Title:

ANNEX A

FORM OF TRANSFER CERTIFICATE

FOR TRANSFER FROM RESTRICTED GLOBAL

NOTE TO REGULATION S GLOBAL NOTE

(Transfers pursuant to § 203(b)(i)

of the Supplemental Indenture)

Citibank, N.A.,

    as Trustee

111 Wall Street

New York, New York 10005

Attention: Citibank Agency & Trust

Re:	5.875% Notes due 2014 of WPP Finance (UK) (the “Notes”)

Reference is hereby made to the First Supplemental Indenture, dated as of June 23, 2004 (the “Supplemental Indenture”), among WPP Finance (UK), as Issuer, WPP Group plc, as Guarantor, and Citibank, N.A., as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Supplemental Indenture.

This letter relates to U.S.$                     principal amount of Notes which are evidenced by one or more Restricted Global Notes (CUSIP No. 92931N AA 8) and held with the Depositary in the name of [INSERT NAME OF TRANSFEROR] (the “Transferor”). The Transferor has requested a transfer of such beneficial interest in the Notes to a person who shall take delivery thereof in the form of an equal principal amount of Notes evidenced by one or more Regulation S Global Notes (CUSIP No. G70856 AA 0), which amount, immediately after such transfer, is to be held with the Depositary through Euroclear or Clearstream or both (Common Code: 019515648; ISIN: USG70856AA08).

In connection with such request and in respect of such Notes, the Transferor does hereby certify that such transfer has been effected pursuant to and in accordance with Rule 903 or Rule 904 (as applicable) under the Securities Act or Rule 144, and accordingly the Transferor does hereby further certify that:

(i) If the transfer is being effected pursuant to Rule 903 and Rule 904:

(1) the offer of the Notes was not made to a person in the United States;

(2) either:

(A) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States, or

(B) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person

A-1

acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;

(3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulations S, as applicable;

(4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(5) upon completion of the transaction, the beneficial interest being transferred as described above is to be held with the Depositary through Euroclear or Clearstream or both.

(ii) If the transfer is being effected pursuant to Rule 144, the Notes are being transferred in a transaction permitted by Rule 144.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer, the Company and the underwriters or initial purchasers, if any, of the initial offering of such Notes being transferred. Terms used in this certificate and not otherwise defined in the Supplemental Indenture have the meanings set forth in Regulation S or Rule 144.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

cc:	WPP Finance (UK)
WPP Group plc

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ANNEX B

FORM OF TRANSFER CERTIFICATE

FOR TRANSFER FROM RESTRICTED GLOBAL

NOTE TO UNRESTRICTED GLOBAL NOTE

(Transfers Pursuant to § 203(b)(ii)

of the Supplemental Indenture)

Citibank, N.A.,

    as Trustee

111 Wall Street

New York, New York 10005

Attention: Citibank Agency & Trust

Re:	5.875% Notes due 2014 of WPP Finance (UK) (the “Notes”)

Reference is hereby made to the First Supplemental Indenture, dated as of June 23, 2004 (the “Supplemental Indenture”), among WPP Finance (UK), as Issuer, WPP Group plc, as Guarantor, and Citibank, N.A., as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Supplemental Indenture.

This letter relates to U.S.$                     principal amount of Notes which are evidenced by one or more Regulation S Global Notes (CUSIP No. G70856 AA 0) and held with the Depositary in the name of [INSERT NAME OF TRANSFEROR] (the “Transferor”). The Transferor has requested a transfer of such beneficial interest in the Notes to a person that shall take delivery thereof in the form of an equal principal amount of Notes evidenced by one or more Unrestricted Global Notes (CUSIP No.                     ).

In connection with such request and in respect of such Notes, the Transferor does hereby certify that such transfer has been effected pursuant to and in accordance with either (i) Rule 903 or Rule 904 (as applicable) under the Securities Act, or (ii) Rule 144, and accordingly the Transferor does hereby further certify that:

(i) If the transfer has been effected pursuant to Rule 903 and Rule 904:

(1) the offer of the Notes was not made to a person in the United States;

(2) either:

(A) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States, or

(B) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor

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any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;

(3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable; and

(4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

(ii) If the transfer has been effected pursuant to Rule 144, the Notes have been transferred in a transaction permitted by Rule 144.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer, the Company and the underwriters or initial purchasers, if any, of the Notes being transferred. Terms used in this certificate and not otherwise defined in the Supplemental Indenture have the meanings set forth in Regulation S under the Securities Act.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

cc:	WPP Finance (UK)
WPP Group plc

B-2

ANNEX C

FORM OF TRANSFER CERTIFICATES

FOR TRANSFER FROM REGULATION S GLOBAL

NOTE OR UNRESTRICTED GLOBAL NOTE

TO RESTRICTED GLOBAL NOTE

(Transfers Pursuant to § 203(b)(iii)

of the Supplemental Indenture)

[Transferor Certificate]

Citibank, N.A.,

    as Trustee

111 Wall Street

New York, New York 10005

Attention: Citibank Agency & Trust

Re:	5.875% Notes due 2014 of WPP Finance (UK) (the “Notes”)

Reference is hereby made to the First Supplemental Indenture, dated as of June 23, 2004 (the “Supplemental Indenture”), among WPP Finance (UK), as Issuer, WPP Group plc, as Guarantor, and Citibank, N.A., as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Supplemental Indenture.

This letter relates to U.S.$                     principal amount of Notes which are evidenced by one or more Regulation S Global Notes (CUSIP No. G70856 AA 0) and held with the Depositary through [Euroclear] [Clearstream] (Common Code: 09515648; ISIN: USG70856AA08) in the name of [INSERT NAME OF TRANSFEROR] (the “Transferor”). The Transferor has requested a transfer of such beneficial interest in the Notes to a person that shall take delivery thereof (the “Transferee”) in the form of an equal principal amount of Notes evidenced by one or more Restricted Global Notes (CUSIP No. 92931N AA 8).

In connection with such request and in respect of such Notes, the Transferor does hereby certify that:

(1) Such transfer is being effected in accordance with all applicable securities laws of any state of the United States or any other jurisdiction;

(2) the Notes are being transferred in accordance with Rule 144A to a transferee whom the Transferor reasonably believes is a qualified institutional buyer within the meaning of Rule 144A and is purchasing the Notes for its own account or any account with respect to which the transferee exercises sole investment discretion, in each case in a transaction meeting the requirements of Rule 144A; and

(3) it has notified the transferee that it has relied on Rule 144A as a basis for the exemption from the registration requirements of the Securities Act used in connection with the transfer.

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This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer, the Company and the underwriters and initial purchasers, if any, of the Notes being transferred.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

cc:	WPP Finance (UK)
WPP Group plc

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